UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Morse Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 221-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Option Grants to Non-Employee Directors

Grants were made under the Microsemi Corporation 1987 Stock Plan on February 22, 2006 of options to purchase Microsemi Corporation common stock, par value $0.20 per share.

The grantees were the non-employee directors of Microsemi Corporation, as follows:

Name	Title	Shares under Options
Dennis R. Leibel	Director and Chairman	20,000
Matthew E. Massengill	(New) Director	40,000

The options shall expire in six (6) years, are exercisable at any time, and their exercise price is $30.68 per share of Microsemi common stock, the closing sale price reported by Nasdaq on the grant date.

Board of Directors Compensation Policy

The cash compensation of non-employee directors was modified effective beginning in the third quarter of fiscal year 2006 such that the retainer fees payable to the Chairman of the Board shall be increased to an annual rate of $45,000, and the retainer fees payable to each of the other non-employee directors shall be increased to an annual rate of $25,000.

Effective February 22, 2006, the option grants to each new non-employee director on the date of the annual meeting or date of appointment to the Board were increased to an option to purchase 40,000 shares, and the option grants to the Chairman of the Board on the date of the annual meeting were increased to an option to purchase 20,000 shares.

The option grants to each non-employee director on the last day of each fiscal year were determined to be increased to an option to purchase 20,000 shares.

All of the options shall expire six (6) years from the grant date, shall be exercisable at any time on or after the grant date, and their exercise price shall equal the closing sale price reported by Nasdaq on the grant date.

Except as expressly provided above, the non-employee directors’ compensation policy remains and shall continue unchanged.

Executive Officers’ Future Salaries

The future base salaries, effective April 3, 2006, of Microsemi Corporation’s chief executive officer and each of the other executive officers listed below shall be as follows:

Name	Job Title	Salary
James Peterson	President/CEO	$540,000
Ralph Brandi	Executive VP & COO	$370,000
David Sonksen	Executive VP & CFO	$330,000
John Holtrust	Senior VP Human Resources	$237,000
James Gentile	Senior VP Worldwide Sales	$208,888
Steven Litchfield	VP Business Development	$222,000

Forms of Option Agreements

The Administrator of the 1987 Stock Plan as amended, is the Board of Directors and the Compensation Committee acting pursuant to delegated authority. The Administrator of the 1987 Stock Plan can from time to time adopt a new form of option agreement consistent with the 1987 Stock Plan.

On February 22, 2006, the Administrator adopted the form of Employee Stock Option Agreement attached hereto and filed herewith as Exhibit 10.109; these forms are for the grants to employees on or after February 22, 2006 until some other form is adopted by the Administrator, in its discretion. The new form of Employee Stock Option Agreement provides grantees with options to purchase common stock that become exercisable in three (3) equal annual installments and have a six (6) year term. In the event of a change of control, the Administrator may accelerate the exercisability of such options. The purpose of the change of control provisions is to assure that employees will have an incentive to remain in the employment of Microsemi despite uncertainties and risks that might accompany a potential future change in control. The change of control acceleration provision, however, states that, in the discretion of the Administrator, accelerated lapsing of restrictions would not occur in the event of a change of control if the shares subject to limited restrictions are to be assumed by the acquiring party and certain post-acquisition protections of the grantee against actual or constructive termination are put into place, as more fully described in the form of Employee Stock Option Agreement in Exhibit 10.109.

On February 22, 2006, the Administrator also adopted the form of Non-Employee Stock Option Agreement attached hereto and filed herewith as Exhibit 10.110; these forms are for the grants to non-employees on or after February 22, 2006 until some other form is adopted by the Administrator, in its discretion. The new form of Non-Employee Stock Option Agreement provides grantees with options to purchase common stock that are immediately exercisable and have a six (6) year term.

The forms of agreement mentioned above are filed exhibits to this Report pursuant to Rule 601 of Regulation S-K. The descriptions in this Report are qualified in their entirety by this reference to the exhibits.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.109	Form of Notice of Stock Option Grant and Employee Stock Option Agreement from and after February 22, 2006

10.110	Form of Notice of Stock Option Grant and Non-Employee Stock Option Agreement from and after February 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: February 27, 2006

/s/ JAMES J. PETERSON
(Signature)
James J. Peterson, Chief Executive Officer and President (Name and Title)

EXHIBIT INDEX

Exhibit No.	Description

10.109	Form of Notice of Stock Option Grant and Employee Stock Option Agreement from and after February 22, 2006

10.110	Form of Notice of Stock Option Grant and Non-Employee Stock Option Agreement from and after February 22, 2006